CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS DOCUMENT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL, AND HAS BEEN MARKED WITH “[***]” TO INDICATE WHERE OMISSIONS HAVE BEEN MADE. Exhibit 10.26 Tarsus Pharmaceuticals, Inc. October 31, 2024 Elizabeth (Liz) Yeu, MD Dear Liz: Tarsus Pharmaceuticals, Inc. (the “Company” or “Tarsus”) is pleased to offer you employment, subject to the approval of the Company’s Board of Directors (the “Board”), on the following terms: 1) Anticipated Start Date. Your anticipated start date will be November 4, 2024. 2) Position. Your title will be Chief Medical Officer. This is a full-time, exempt position, reporting to the Company’s Chief Executive Officer. While you render services to the Company, you will not engage in any other employment, consulting or other business activity (whether full-time or part-time) that would create a conflict of interest with the Company; provided, however, the Company agrees that you may continue to engage in up to [***] hours of private clinical practice per week, pursuant to your role as an ophthalmologist at Virginia Eye Consultants, as well as continue your service as a member of the Board of Directors of STAAR Surgical Company. By signing this letter agreement, you confirm to the Company that you have no contractual commitments or other legal obligations that would prohibit you from lawfully performing your duties for the Company. While the Company’s headquarters are located in Irvine, California, this is a remote position and you will be permitted to work from your home office; provided, however, it is expected that you will travel to the Company’s headquarters, as well as to other business meetings, as needed to fulfill your duties. 3) Cash Compensation. The Company will pay you a starting salary at the rate of $480,000 per year, payable in accordance with the Company’s standard payroll schedule. This salary will be subject to adjustment pursuant to the Company’s employee compensation policies in effect from time to time. In addition, you will be eligible to be considered for an incentive bonus for each fiscal year of the Company beginning in 2025. The bonus (if any) will be awarded based on objective or subjective criteria established and approved by the Board’s Compensation Committee (the “Committee”). Your annual target bonus will be equal to 45% of your annual base salary. Any bonus for a fiscal year will be paid within 2½ months after the close of that fiscal year, but only if you are still employed by the Company at the time of payment. The determinations of the Board or the Committee with respect to your bonus will be final and binding. The Company reserves the right to amend, modify or terminate its bonus policy at any time and for any reason, consistent with applicable law. 4) Signing Bonus. The Company will pay you a signing bonus in the amount of $25,000 (the “Signing Bonus”), payable within 30 days after your start date. If (i) you resign from your employment with the Company and such resignation does not constitute a Resignation for Good Reason (as defined in the Executive Severance Agreement (as defined below)) or (ii) you are terminated by the Company for Cause (as defined in the Executive Severance Agreement), in either case prior to completing 12 months of continuous employment following your start date, you agree to repay 100% of the Signing Bonus, with no set offs or deductions, within 30 days of your termination of employment. 5) Employee Benefits. You will be eligible to participate in a broad spectrum of benefits, including medical, dental, and vision plans along with other company-sponsored and supplemental programs. Tarsus offers a 401(k), with employer match eligibility for those who choose to participate, along with an Employee Stock Purchase Plan. Most benefits will be effective on the first of the month following your start date. In addition, you will be entitled to paid time off in accordance with the Company’s flexible time off policies, as in effect from time to time. Our time off policies include ample time off benefits as well as paid holidays and a summer and winter wellness break. The Company reserves the right to amend, modify or terminate these policies at any time and for any reason, consistent with applicable law. 6) Equity Awards. a) Stock Options. Subject to the approval of the Board or a committee thereof, you will be granted an option to purchase that number of shares of the Company’s Common Stock (the “Option”) that have a target value of $970,000 (the “Option Award Value”). The actual number of shares subject to the Option will be determined using the Option Award Value and a conversion rate based on the Company’s per share fair market value, in accordance with Company policy and as determined by the Board in its sole discretion. The exercise price per share of the Option will be equal to the fair market value of a share of the Company’s Common Stock on the date of grant. The Option will be subject to the terms and conditions applicable to options granted under the Company’s 2020 Equity Incentive Plan (the “Plan”), as described in the Plan and the applicable Stock Option Agreement. You will vest in 25% of the Option shares after 12 months of continuous service, and the balance will vest in equal monthly installments over the next 36 months of continuous service, as described in the applicable Stock Option Agreement. b) Restricted Stock Units. Subject to the approval of the Board or a committee thereof, you will be granted an award for that number of Restricted Stock Units (“RSUs”) that have a target value of $970,000 (the “RSU Award Value”). The actual number of RSUs awarded to you will be determined using the RSU Award Value and a conversion rate based on the Company’s per share fair market value, in accordance with Company policy and as determined by the Board in its sole discretion. The RSUs will be subject to the terms and conditions applicable to RSUs granted under the Plan, as described in the Plan and the applicable Restricted Stock Unit Agreement. The RSUs will vest over roughly four years based on your continuous service with the Company, with 25% of the RSUs vesting on each of the following dates, provided you remain in continuous service through each such date: December 15, 2025, December 15, 2026, December 15, 2027, and December 15, 2028. 7) Severance and Acceleration Benefits. Attached as Exhibit A is the Executive Severance and Change in Control Agreement (the “Executive Severance Agreement”), pursuant to which you will be eligible for certain severance and acceleration benefits in connection with certain qualifying terminations of your employment with the Company. 8) Proprietary Information and Inventions Agreement. Like all Company employees, you will be required, as a condition of your employment with the Company, to sign the Company’s standard Proprietary Information and Inventions Agreement, a copy of which is attached hereto as Exhibit B. 9) Tax Matters. a) Withholding. All forms of compensation referred to in this letter agreement are subject to reduction to reflect applicable withholding and payroll taxes and other deductions required by law. b) Tax Advice. You are encouraged to obtain your own tax advice regarding your compensation from the Company. You agree that the Company does not have a duty to design its compensation policies in a manner that minimizes your tax liabilities, and you will not make any claim against the Company or its Board of Directors related to tax liabilities arising from your compensation. 10) Interpretation, Amendment and Enforcement. This letter agreement, Exhibit A, and Exhibit B supersede and replace any prior agreements, representations or understandings (whether written, oral, implied or otherwise) between you and the Company and constitute the complete agreement between you and the Company regarding the subject matter set forth herein. This letter agreement may not be amended or modified, except by an express written agreement signed by both you and a duly authorized officer of the Company. 11) Employment Relationship. This letter summarizes the principal terms of our conditional employment offer. It is not a contract of employment for any definite time, nor does it otherwise confer any contractual rights. Your employment with the Company will be “at will,” meaning that either you or the Company may terminate your employment at any time and for any reason, with or without cause. Additionally, you also may be demoted or disciplined, and the terms of your employment may be altered at any time, with or without cause, at the discretion of the Company. Any prior oral or written representations that may have been made to you are superseded by this letter. By signing below, you acknowledge that you are not relying on any representations other than those set forth in this letter. Although your job duties, title, compensation, and benefits, as well as the Company’s personnel policies and procedures, may change from time to time, the “at will” nature of your employment may only be changed in an express written agreement signed by a duly authorized officer of the Company (other than you). This employment offer is contingent on the following: a. Verification of your right to work in the United States, as demonstrated by your completion of the Form I-9 upon hire and your submission of acceptable documentation (as noted on the Form I-9) verifying your identity and work authorization within three business days of starting employment. b. Verification that you have not been debarred and have not received any notice of any action or threat of debarment under the Generic Drug Enforcement Act of 1992, 21 U.S.C. 335(a), or any similar law. c. Satisfactory completion of a lawful pre-employment screening including, but not limited to a background check, which will be tailored to the requirements of the job as well as any limitations pursuant to applicable law all which will be conducted following acceptance of this offer. d. Concurrent with commencing employment, resigning from your position as a member of the Board. This offer will be withdrawn if any of the above conditions are not satisfied. Liz, we are excited for you to join our team at Tarsus! You may indicate your agreement with these terms and accept this offer by signing and dating this letter and the enclosed exhibits and returning them to me. By accepting this offer, you confirm that Tarsus has not asked for, nor will you use or disclose, any third party’s trade secrets or confidential information. You further confirm that you have not and will not breach any non-disclosure, non-competition, or non-solicitation obligations you may have to any third party or any other contractual commitments or legal obligations that would prohibit you from lawfully performing your duties for the Company. This offer will remain open until the close of business on Friday, November 1, 2024, and if not accepted at that time, it will automatically be deemed withdrawn. If you have any questions, please call me at. Sincerely, Tarsus Pharmaceuticals, Inc. By: /s/ Bobak Azamian Bobak Azamian, Chief Executive Officer I have read and accept this employment offer: Elizabeth Yeu, MD

/s/ Elizabeth Yeu, MD Signature of Candidate Dated: 11/1/2024 Attachments Exhibit A: Executive Severance and Change in Control Agreement Exhibit B: Proprietary Information and Inventions Agreement